UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, NY		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 416-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 29, 2008, Handy & Harman (“H&H”), a wholly-owned subsidiary of WHX Corporation (“WHX”), and certain of H&H’s subsidiaries amended its Loan and Security Agreement with Wachovia Bank, National Association (the “Working Capital Facility”), effective as of September 26, 2008.  The Working Capital Facility was amended to, among other things, eliminate the requirement that the proceeds of WHX’s rights offering be paid to the lenders of the Working Capital Facility.  In connection with the amendment to the Working Capital Facility, WHX entered into a letter agreement with Ableco Finance LLC (“Ableco”) pursuant to which WHX agreed that, within 10 days after the effective date of the amendment, an additional $5,000,000 from the proceeds of WHX’s rights offering shall be either (a) remitted to Bairnco Corporation, a wholly owned subsidiary of WHX (“Bairnco”), and simultaneously used by Bairnco to prepay its term loans with either Wells Fargo Foothill, Inc. or Ableco or (b) remitted to H&H and simultaneously used by H&H to permanently prepay term loans under the Working Capital Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHX CORPORATION

Dated: October 3, 2008	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President and Chief Financial Officer